INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-85326 on Form N-4 of ReliaStar Life Insurance Company of New York filed under the Securities Act of 1933, and Amendment to the Registration Statement under the Investment Company Act of 1940, respectively, of our report dated February 1, 2000 related to the financial statements of ReliaStar Life Insurance Company of New York for the year ended December 31, 1999.




Minneapolis, Minnesota
August 1, 2002